AGREEMENT OF PURCHASE AND SALE



      THIS AGREEMENT OF PURCHASE AND SALE is made by and between CONNECTICUT GENERAL LIFE INSURANCE COMPANY, a Connecticut corporation, on behalf of its Separate Account R ("Seller"), and RRC ACQUISITIONS, INC., a Florida corporation ("Purchaser"), as of the "Effective Date" (as defined below).

                                   Article I.
                                    Property

      Seller hereby agrees to sell, and Purchaser hereby agrees to buy, all of the following property: (a) a parcel of real property (the "Land"), located in the County of Broward, State of Florida, more particularly described on Exhibit A attached to this Agreement; (b) the buildings and other improvements located on the Land, being a shopping center generally known as Welleby Plaza (the "Improvements"); (c) all tenant leases relating to the Improvements, being the leases referred to on the Rent Roll attached hereto as Exhibit B (the Land, Improvements, and tenant leases are referred to herein, collectively, as the "Real Property"); and (d) all fixtures, equipment, and other personal property (both tangible and intangible, including, without limitation, any service and maintenance agreements applicable thereto, other than the property management agreement, which shall be terminated) owned by Seller and contained in or related to the Improvements, to the extent assignable (the "Personal Property") (collectively, the Real Property and the Personal Property are sometimes referred to herein as the "Property").

                                   Article II.
                           Purchase Price and Deposits

      The purchase price which the Purchaser agrees to pay and the Seller agrees to accept for the Property shall be the sum of Six Million Eight Hundred Thousand Dollars ($6,800,000.00) (hereinafter referred to as the



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"Purchase  Price"),  subject  to  adjustment  as  provided  in Article V hereof, payable as follows:

            (a) An earnest money deposit ("Deposit") of One Hundred Thousand Dollars ($100,000.00), in cash, to be deposited with Chicago Title Insurance Company, Suite 1000, Sun Trust Building, 200 West Forsythe Street, Jacksonville, Florida 32202 (the "Title Company") within one (1) business day after execution hereof by both parties, such amount to be held in escrow and deposited in an interest-bearing account; and

            (b) The balance of the Purchase Price shall be paid at time of Closing by Federal wire transfer, with the transfer of funds to Seller to be completed by 2:00 p.m. on the day of the Closing.

      The Deposit shall be paid to Seller at the Closing as a credit against the Purchase Price. Purchaser shall provide the Title Company with its tax identification number, and all interest shall be for Purchaser's account for tax purposes and shall be considered to be a part of the Deposit for all purposes. Notwithstanding the prior sentence, if Seller retains the Deposit in accordance with Section 3.1 hereof, such interest shall be for Seller's account for tax purposes.

      In addition to the Deposit, Purchaser shall deposit three fully executed copies of this Agreement with the Title Company immediately after both parties have executed it. The date of such deposit shall be acknowledged by the Title Company on all copies, and such date shall be the "Effective Date" of this Agreement. The Title Company shall retain one copy of this Agreement and deliver one copy hereof to each of Purchaser and Seller.




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                                  Article III.
                                Failure to Close

      3.1 Purchaser's Default. If Seller has complied with all of the covenants and conditions contained herein and is ready, willing and able to convey the Property in accordance with this Agreement and Purchaser fails to consummate this Agreement and take title, then the parties hereto recognize and agree that the damages that Seller will sustain as a result thereof will be substantial, but difficult if not impossible to ascertain. Therefore, the parties agree that, in the event of Purchaser's default, Seller shall, as its sole remedy, be entitled to retain the Deposit as liquidated damages, and neither party shall have any further rights or obligations with respect to the other under this Agreement, except for the Surviving Covenants (hereinafter defined).

      3.2 Seller's Default. In the event that Purchaser has complied with all of the covenants and conditions contained herein and is ready, willing and able to take title to the Property in accordance with this Agreement, and Seller fails to consummate this Agreement and convey title as set forth herein, then
Purchaser may, as its sole remedy, either (a) terminate this contract and recover the Deposit and all expenses incurred by it in connection with this Agreement; or (b) seek specific performance by Seller of Seller's obligations in accordance with principles of Florida law, and, if successful in obtaining specific performance, seek reimbursement of its actual attorneys' fees reasonably incurred, provided, however, that Seller's liability for such attorneys fees shall not exceed $100,000.00.

                                   Article IV.
                          Closing and Transfer of Title

      4.1 Closing. The parties hereto agree to conduct a closing of this sale (the "Closing") on or before 10:00 a.m. on May 31, 1996 ("Closing Date")



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in the office of the Title Company  identified in Section 3.1 above,  or at such other place as may be agreed upon by the parties hereto. This Agreement shall terminate if transfer of title is not completed by the Closing Date (unless such failure to close is due to Seller's default, the date for Closing is extended pursuant to any provision hereof, including, without limitation, the matters described in Sections 6.3, 6.4, 6.5 and Article VII hereof, or the date for Closing is extended by agreement of the parties, which agreement shall be confirmed in writing).

      4.2 Closing Procedure. At Closing, Seller shall execute and deliver or cause to be delivered (a) a Special Warranty Deed, in the form attached hereto as Exhibit C, proper for recording, conveying Seller's interest in the Real Property to Purchaser, subject, however, to (i) any and all easements, rights of way, encumbrances, liens, covenants, restrictions and other matters of record and any and all matters shown (A) on any survey of the Real Property obtained by Purchaser (including any survey obtained pursuant to Section 6.1) or otherwise disclosed to Purchaser (except monetary liens of record shown in the Title Commitment or appearing of record between the date of the Title Commitment and the Closing Date other than liens for taxes not yet due), (B) in the Title Commitment (defined in Section 6.5) or (C) shown on the Survey (as defined in Section 6.4) (or which an accurate survey of the Property would show) and either approved by Purchaser or as to which objection has been waived by Purchaser,
(ii) taxes not yet due and payable, (iii) the rights of lessees, ground lessees and licensees of space in the Improvements at the time of Closing (to the extent shown on the Rent Roll), and (iv) any encumbrances created or permitted by the terms of this Agreement; (b) a Bill of Sale in the form attached hereto as Exhibit D, dated as of the date of Closing conveying to Purchaser any and all Personal Property; (c) an Assignment of Leases in the form attached hereto as Exhibit E, dated the date of Closing, assigning all of the landlord's right, title and interest in and to any tenant and other leases covering all or any portion of the Real Property with such modifications as may be necessary to implement the provisions regarding Seller's rights with



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respect  to the lease to The  Magic  Touch  pursuant  to the  provisions  of the
Environmental   Agreement   (hereinafter   defined);   (d)  Tenant  Notification
Agreements (the "Tenant Notices"), dated the date of the Closing, executed by Seller, and complying with applicable statutes in order to relieve Seller of liability for tenant security deposits (provided the security deposits are paid to Purchaser), notifying the tenants of the Real Property that the Property has been sold to Purchaser and directing the tenants to pay rentals to Purchaser (or Purchaser's designated agent); (e) the originals of all leases and, to the extent in Seller's possession or under Seller's control, as-built plans and specifications and maintenance and service contracts that are to be assumed; (f) tenant estoppel certificates substantially in the form attached as Exhibit I executed by Publix, Walgreens, Pizza Hut and First Union and at least sixty percent (60%) of the remainder of the tenants (as measured by the number of tenants of space in the Improvements); (g) an indemnification agreement (the "Indemnification Agreement") in the form attached as Exhibit F, dated the date of Closing; (h) an updated Rent Roll, in the form of the Rent Roll attached hereto as Exhibit B, dated within 15 days of the date of the Closing; (i) an affidavit that Seller is not a "foreign person" in the form attached as Exhibit G; (j) a master key or duplicate key for all locks in the Improvements; (k) an environmental agreement in the form attached as Exhibit J (the "Environmental Agreement") pursuant to which Seller shall indemnify and hold the Buyer harmless from all cost and expense of rehabilitation, as provided therein; and (l) to the extent in the possession of Seller or Seller's property management company, all maintenance records.

      Purchaser acknowledges and agrees that Seller is under no obligation to clear from the title any easements, rights of way, encumbrances, liens (except mechanics' liens for work done for Seller, mortgage liens or judgment liens), covenants, restrictions, or any other matters of record, or to cure any survey objections of Purchaser, or to create any encumbrances on, or for the benefit of, the Property. If Seller does not deliver title at Closing in form consistent with the Title Commitment in accordance with and subject to



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Purchaser's rights and obligations pursuant to the terms of this Agreement,  but
Seller has otherwise satisfied its obligations under this Agreement, such failure shall not constitute a default or breach by Seller hereunder, and notwithstanding any other provision of this Agreement Purchaser's sole and exclusive remedy shall be to terminate this Agreement and receive a return of the Deposit, or to accept conveyance by Seller of such title as it delivers without reduction of the Purchase Price.

      Purchaser acknowledges that Seller's obligation to obtain the tenant estoppel certificates as provided in Section 4.2(f) above shall constitute a condition of closing, the failure of which shall not constitute a default and, notwithstanding any other provision of this Agreement, Purchaser's sole and exclusive remedy for such failure shall be to terminate this Agreement and receive a return of the Deposit.

      4.3 Purchaser's Performance. At the Closing, Purchaser will cause the Purchase Price to be delivered to the Title Company, will execute and deliver the Tenant Notices, the Indemnification Agreement, the Assignment of Leases, and the Bill of Sale. Purchaser's obligation shall be contingent upon its obtaining an Owner's Title Insurance Policy (the "Owner's Title Policy") dated no earlier than the date of the recording of the Deed, in the full amount of the Purchase Price, insuring that good and indefeasible fee simple title to the Property is vested in Purchaser, containing no exceptions to such title other than the standard printed exceptions (provided, however, that (i) the printed survey exception must be deleted, except for matters shown on the Survey, (ii) the exception as to ad valorem taxes shall be limited to taxes for the current and subsequent years, (iii) the exception for tenants and parties in possession shall be limited to those tenants, licensees, and occupants shown on the Rent Roll delivered at Closing), those items listed on Schedule "B" of the Title Commitment, and encumbrances created or permitted by the terms of this Agreement and (iv) the exception for mechanics' liens must



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be deleted.  Purchaser shall use all reasonable efforts to obtain the Owner's
Title Policy.

      4.4 Evidence of Authority; Miscellaneous. Both parties will deliver to the Title Company and each other such evidence or documents as may reasonably be required by the Title Company or either party hereto evidencing the power and authority of Seller and Purchaser and the due authority of, and execution and delivery by, any person or persons who are executing any of the documents required hereunder in connection with the sale of the Property. Both parties will execute and deliver such other documents as are reasonably required to effect the intent of this Agreement.

                                   Article V.
                        Prorations of Rents, Taxes, Etc.

      Real estate taxes for the year of closing shall be prorated as of the date of Closing either using actual tax figures or, if actual figures are not available, then using as a basis for said proration the most recent assessed value of the Real Estate multiplied by the current tax rate, with a subsequent cash adjustment to be made between Purchaser and Seller when actual tax figures are available. Personal property taxes, annual permit or inspection fees, sewer charges and other expenses normal to the operation and maintenance of the Property shall also be prorated as of the date of Closing. Rents that have been collected for the month of the Closing will be prorated at the Closing, effective as of the date of the Closing. With regard to rents that are delinquent as of the date of the Closing, (i) no proration will be made at the Closing, (ii) Purchaser will make a good faith effort after the Closing to collect the rents in the usual course of Purchaser's operation of the Property,
(iii) Purchaser will apply all rents collected first to current rents and, unless specifically designated otherwise by the tenant, post-closing delinquent rents and the excess amount, if any, shall be applied to the delinquent rent owed to Seller, and (iv) Purchaser will provide Seller



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with a copy  of any  correspondence  received  from  or  mailed  to  tenants  in connection with rents due Seller under the terms of this Agreement. It is agreed, however, that Purchaser will not be obligated to institute any lawsuit or other collection procedures to collect delinquent rents. Rents collected by Purchaser after the Closing Date, to which Seller is entitled, shall be promptly paid to Seller. Seller shall retain the right to take legal action, if necessary, to collect any delinquent rents not collected by Purchaser and Purchaser shall not interfere with and shall cooperate with such legal action.

      Percentage Rents and tenant reimbursements shall also be prorated, based on the number of days in the applicable period. Percentage Rents and tenant reimbursements not yet due and payable at Closing but allocable to the period Seller owned the Property shall be collected by Purchaser when due and paid to Seller upon receipt. Purchaser shall use commercially reasonable efforts to collect such amounts and shall provide Seller with a copy of any correspondence received from or sent to tenants in connection with percentage rents and tenant reimbursements allocable to Seller. Notwithstanding the foregoing, Seller shall retain the right to take legal action if necessary to collect any percentage rents and tenant reimbursements not collected by Purchaser within three (3) months of its due date and Purchaser shall not interfere with and shall cooperate with any such legal action.

      As of the Closing Date, Purchaser shall be entitled to a credit for any tenant deposits under the leases, and for any prepaid rent covering periods after the Closing.

      Final readings on all gas, water and electric meters shall be made as of the date of closing, if possible. If final readings are not possible, gas, water and electricity charges will be prorated based on the most recent period for which costs are available. Any deposits made by Seller with utility companies shall be returned to Seller. Purchaser shall be responsible for making all arrangements for the continuation of utility services. After the



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Closing, Purchaser will assume full responsibility for all security deposits and advance rental deposits of current tenants of the Real Property currently held by Seller, which items will be itemized by Seller and transferred and paid over to Purchaser at the Closing.

      All items (including taxes, but excluding tenant reimbursements and percentage rent which is not due on or prior to Closing) that are not subject to an exact determination shall be estimated by the parties. When any item so estimated is, within one (1) year after the Closing capable of exact determination, the party in possession of the facts necessary to make the determination shall send the other party a detailed report on the exact determination so made and the parties shall adjust the prior estimate within thirty (30) days after both parties have received said reports.

                                   ARTICLE VI.
                    Purchaser Inspections and Contingencies

      6.1 Document Inspection. Seller has made or will make available within two
(2) days from the Effective Date of this Agreement the following items relating to the Real Property for review by Purchaser to the extent in Seller's or Seller's property manager's possession:

      (1)   a copy of Seller's policy of title insurance;

      (2) all plans, drawings, and specifications and "as built" plans or drawings related to the Property and any third-party soil reports, environmental reports, engineering and architectural studies, grading plans, topographical maps, and similar data relating to the Property;

      (3) a list and copies of all licenses, permits and approvals regarding the Property;



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      (4)   service contracts and similar agreements related to the Property;

      (5)   Seller's existing survey of the Property; and

      (6) copies of any leases and other occupancy agreements applicable to the Property.
      (7) income and expense statements and balance sheets for 1993 and 1994 and monthly income and expense statements for each full month through March, 1996.

      Purchaser agrees that if for any reason the Closing is not consummated, Purchaser will immediately return to Seller all materials furnished to Purchaser pursuant to this Agreement.

      6.2 Physical Inspection. In addition to the items set forth in Section 6.1, Seller will make the Property available for inspection by Purchaser and Purchaser may, at Purchaser's costs and risk, conduct such engineering and/or market and economic feasibility studies of the Property and undertake such physical inspection of the Property and conduct such interviews of the tenants of the Property as Purchaser deems appropriate as soon as possible after the Effective Date of this Agreement. Such inspections and interviews shall be conducted at reasonable times upon reasonable oral or written notice to Seller's property manager. Seller shall have the right to designate a representative to accompany Purchaser's employees, agents, and independent contractors on any such inspections and interviews.

      Purchaser and Regency Realty Corporation ("Regency") hereby agree jointly and severally, to pay, protect, defend, indemnify and save Seller and the Property free and harmless against all liabilities, obligations, claims (including mechanic's lien claims), damages, penalties, causes of action, judgments, costs and expenses (including, without limitation, attorneys' fees and expenses) (whether involving bodily injury or property damage) imposed



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upon,  incurred by or asserted  against Seller in connection with or arising out of the entry upon the Real Property by Purchaser's employees, agents or independent contractors and the actions of such persons on the Real Property (or involving mechanic's liens as a result thereof). In the event any part of the Property is damaged or excavated by Purchaser, its employees, agents or independent contractors, or Regency, its employees, agents or independent contractors, Purchaser and Regency agree in the event its purchase hereunder is not consummated, to make such additional payments to Seller as may be reasonably required to return the Property to its condition immediately prior to such damage or excavation or, at Seller's option, to cause such work to be done. Notwithstanding any provision to the contrary herein, Purchaser's and Regency's obligations under this subparagraph shall be joint and several and shall survive the expiration or termination of this Agreement, and shall survive Closing.

      6.3. Feasibility Period. Purchaser shall have a period ending May 15, 1996 to conduct its inspection of the documents delivered in accordance with Section
6.1 and to conduct physical  inspections of the Property as set forth in Section
6.2 (the "Feasibility Period"). On or before the last day of the Feasibility Period, Purchaser may, in its sole discretion without obligation to specify which aspect of its inspection was unsatisfactory, terminate this Agreement by providing a written notice to Seller so providing. Upon receipt of such notice, this Agreement shall terminate and the Title Company shall return the Deposit to Purchaser, and neither party shall have any obligation to the other, except for the Surviving Covenants. If Purchaser fails to provide such notice of termination on or before the last day of the Feasibility Period, Purchaser shall be deemed to have approved such inspections and this contract shall remain in full force and effect.

      6.4. Survey Contingency. Purchaser's obligation to purchase the Property is subject to its obtaining, within the Feasibility Period, an ALTA survey of the Real Property by a registered surveyor (the "Survey"). The



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Survey shall show the location of all improvements, structures, driveways, parking areas, easements, rights of way, and any encroachments. Purchaser shall use its best efforts to obtain the Survey.


      Purchaser shall have until the earlier to occur of the last day of the Feasibility Period to object in writing to the Survey, including any objection to the boundaries set forth in the Survey and to the legal description. This contingency shall be deemed satisfied or waived if Seller has not received written notice of Purchaser's objection before such date. Any such written notice shall state all of Purchaser's objections with specificity. Upon receipt of such notice, Seller may, but shall not be obligated to, cure such objections. If Seller cures such objections within 15 days, or, if such objections are such that they cannot be cured within 15 days and Seller has commenced curing such objections and thereafter diligently proceeds to perfect such cure (but in no event beyond 45 days unless agreed to by Purchaser), then this Agreement shall continue in force and effect, and the Closing Date shall be adjusted accordingly. If Seller is unable to, or chooses not to, cure such objections within the time permitted, this Agreement shall terminate, Seller shall instruct the Title Company to return the Deposit to Purchaser, and neither party shall have any further obligations hereunder except for the Surviving Covenants. Notwithstanding the foregoing, however, Purchaser may waive such objections that Seller is unable to or chooses not to cure, and upon receipt by Seller of such waiver in full from Purchaser within 10 days of notice from Seller that it is unable or chooses not to cure such objections, this Agreement shall remain in full force and effect with no reduction in the Purchase Price.

      If requested by Seller, Purchaser will confirm in writing whether this survey contingency has been satisfied and, if so, the date on which it was satisfied. Seller shall provide a copy of the Survey to Purchaser at or prior to Closing.



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      6.5. Title Contingency. Purchaser's obligation to purchase the Property is subject to its obtaining during the Feasibility Period a commitment for an Owner's Title Insurance Policy (the "Title Commitment"), dated not earlier than the Effective Date of this Agreement, issued by the Title Company, together with such copies of all items and documents referred to in the Title Commitment. The Title Commitment will commit the Title Company to issue the Owner's Title Policy to Purchaser at the Closing in the amount of the Purchase Price. Purchaser shall use its best efforts to obtain the Title Commitment.

      Purchaser shall have until the last day of the Feasibility Period to state any objections in writing. This contingency shall be deemed satisfied or waived if such written notice of objection is not received by Seller on or before the expiration of the Feasibility Period. Such written notice of objection shall state all of Purchaser's objections with specificity. Upon receipt of such notice, Seller may, but shall not be obligated to, cure such objection. If Seller cures such objections within 15 days, or, if such objections are such that they cannot be cured within 15 days and Seller has commenced curing such objections and thereafter diligently proceeds to perfect such cure, then this Agreement shall continue in full force and effect and the Closing Date shall be adjusted accordingly. If Seller is unable or chooses not to cure such objections within the time permitted, then this Agreement shall terminate, and Seller shall instruct the Title Company to return the Deposit to Purchaser, and neither party shall have any further obligations hereunder except for the Surviving Covenants. Notwithstanding the foregoing, however, Purchaser may waive such objections that Seller is unable or chooses not to cure within 10 days after receipt of a notice that Seller is unable or chooses not to cure such objections, and upon receipt by Seller of such waiver in full from Purchaser, this Agreement shall remain in full force and effect with no reduction in the Purchase Price.




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      If requested  by Seller,  Purchaser  will confirm in writing  whether this title contingency has been satisfied and, if so, the date on which it was satisfied. Seller assumes no obligations to Purchaser with respect to matters disclosed in the Title Commitment. Purchaser shall promptly deliver copies of all title commitments it receives prior to Closing with regard to the Property.

                                  Article VII.
                      Loss due to Casualty or Condemnation

      7.1 Loss due to Condemnation. In the event of a condemnation of all or a Substantial Portion of the Real Property which condemnation shall or would render a Substantial Portion of the Real Property untenantable, or if any portion of the building or parking area is taken, either party may, upon written notice to the other party given within 10 days of receipt of notice of such event, cancel this Agreement, in which event Seller shall instruct the Title Company to return the Deposit to Purchaser, this Agreement shall terminate and neither party shall have any rights or obligations hereunder except for the Surviving Covenants. In the event that neither party elects to terminate, or if the condemnation affects less than a Substantial Portion or does not affect the building or parking area, then this Agreement shall remain in full force and effect, and Seller shall be entitled to all monies received or collected by reason of such condemnation prior to closing. In such event, the transaction hereby contemplated shall close in accordance with the terms and conditions of this Agreement except that there will be an abatement of the Purchase Price equal to the amount of the net proceeds, less costs and attorney's fees, which are received by Seller by reason of such condemnation prior to closing. If the condemnation proceeding shall not have been concluded prior to the Closing, then there shall be no abatement of the Purchase Price and Seller shall assign any interest it has in the pending award to Purchaser. For purposes of this Section 7.1, a Substantial Portion



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



shall mean a condemnation of in excess of $200,000.00 in value of the Real Property.

      7.2 Loss due to Casualty.  In the event of  Substantial  Loss or Damage to the  Real  Property  by fire or  other  casualty  (not  resulting  from  acts of
Purchaser), either party may, upon written notice to the other party given within 10 days of receipt of notice of such event, cancel this Agreement in which event Seller shall instruct the Title Company to return the Deposit to Purchaser and this Agreement shall terminate and neither party shall have any rights or obligations hereunder except for the Surviving Covenants. In the event that neither party elects to terminate, or if the casualty results in less than Substantial Loss or Damage, then this Agreement shall remain in full force and effect and Seller shall be entitled to all insurance proceeds received or collected by reason of such damage or loss, whereupon the transaction hereby contemplated shall close in accordance with the terms and conditions of this Agreement except that there will be abatement of the Purchase Price equal to the amount of the net proceeds, less costs and attorney's fees, which are received by Seller as a result of such damage or loss, provided that such abatement will be reduced by the amount expended by Seller in accordance with Article VIII hereof for restoration or preservation of the Property following the casualty. Alternatively, Purchaser may, in its discretion, have Seller repair or replace the damaged Property, and there shall be no abatement of the Purchase Price in such case. However, Purchaser shall not be entitled to require Seller to effect repair or replacement unless the loss is entirely covered by insurance (except for any applicable deductible) and the repair or replacement will take no more than three (3) months to complete. For purposes of this Section 7.2, "Substantial Loss or Damage" shall mean loss or damage, the cost for repair of which exceeds $200,000.00.




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



                                  Article VIII.
                           Maintenance of the Property

      Between the time of execution of this Agreement and the Closing, Seller shall use its best efforts to maintain the Property in at least as good repair as of the date of this Agreement, reasonable wear and tear excepted; except that in the event of a fire or other casualty, damage or loss, Seller shall have no duty to repair said damage except as provided in Section 7.2 hereof. However, Seller may repair any such damage with Purchaser's prior, written approval and may, without Purchaser's approval, repair damage where such repair is necessary in Seller's reasonable opinion to preserve and protect the health and safety of tenants of the Property or to preserve the Property from imminent risk of further damage or if required to do so by Seller's insurance carrier or any lease. Any such emergency repairs shall be reported to Purchaser within 48 hours of their completion. During the period after the date hereof and prior to the Closing, Seller shall not lease any portion of the Real Property unless such lease has been approved in writing by Purchaser. Any such proposed lease shall be on Seller's standard form of lease and shall be reviewed and approved or rejected within five (5) business days after receipt thereof by Purchaser. Failure to approve or reject such proposed lease within such period shall be deemed approval. If the proposed lease is rejected, then Seller shall not enter into such lease. With respect to any leases entered into between the Effective Date hereof and the Closing Date, Purchaser shall pay the unamortized cost (based on the number of months in the entire term of the lease for which rent is paid and the number of such months that shall have occurred as of the date of the Closing) of all tenant improvements and leasing commissions with respect thereto.




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



                                   Article IX.
                                     Broker

      Purchaser and Seller represent to each other that they have dealt with no agent or broker who in any way has participated as a procuring cause of the sale of the Property, except CSC Cypress Real Estate Services, Inc. ("Authorized Broker"). Seller shall pay a commission of three percent (3%) of the Purchase Price to the Authorized Broker at and if the Closing occurs to the extent due pursuant to a separate written agreement between Seller and Authorized Broker. The Authorized Broker shall be responsible for paying any applicable co-broker under terms of any separate agreement between them. Purchaser and Seller each agree to defend, indemnify and hold harmless the other for any and all judgments, costs of suit, attorneys' fees, and other reasonable expenses which the other may incur by reason of any action or claim against the other by any broker, agent, or finder with whom the indemnifying party has dealt arising out of this Agreement or any subsequent sale of the Property to Purchaser, except for the above-described commissions, which shall be paid by Seller. The provisions of this Article IX shall survive the Closing and any termination of this Agreement.

                                   Article X.
                         Representations and Warranties

      10.1 Limitations on Representations and Warranties. Purchaser hereby agrees and acknowledges that, except as set forth in Section 10.2 below, neither Seller nor any agent, attorney, employee or representative of Seller has made any representation whatsoever regarding the subject matter of this sale, or any part thereof, including (without limiting the generality of the foregoing) representations as to the physical nature or condition of the Property or the capabilities thereof, and that Purchaser, in executing, delivering and/or performing this Agreement, does not rely upon any statement and/or information to whomever made or given, directly or indirectly, orally



RE\CBH\WELLEBY\AGRP&S.008  (04-11-96)                                Page 17
or in writing, by any individual, firm or corporation. Purchaser agrees to take the Real Property and the Personal Property "as is," as of the date hereof, reasonable wear and tear, and minor damage caused by the removal of any personal property or fixtures not included in this sale, excepted. SELLER MAKES NO REPRESENTATIONS OR WARRANTIES AS TO THE PHYSICAL CONDITION OF THE PROPERTY OR THE SUITABILITY THEREOF FOR ANY PURPOSE FOR WHICH PURCHASER MAY DESIRE TO USE IT. SELLER HEREBY EXPRESSLY DISCLAIMS ANY WARRANTIES OF MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE AND ANY OTHER WARRANTIES OR REPRESENTATIONS AS TO THE PHYSICAL CONDITION OF THE PROPERTY. PURCHASER, BY ACCEPTANCE OF THE DEED, AGREES THAT IT HAS INSPECTED THE PROPERTY AND ACCEPTS SAME "AS IS" AND "WITH ALL FAULTS".

      Purchaser understands that any financial statements and data, including, without limitation, gross rental income, operating expenses and cash flow statements, to be made available by Seller to Purchaser, will be unaudited financial statements and data not prepared or reviewed by independent public accountants, and that Seller makes no representation as to the accuracy or completeness thereof. Seller agrees to make the books and records of the Property for 1994 and 1995 available to Seller for a period of sixty (60) days after the Closing to permit Purchaser's accountants to conduct an audit; provided, however, Seller shall have no liability or responsibility for anything shown in such audit. Purchaser shall indemnify and hold harmless the Seller from any claim, damage, loss or liability to which Seller is at any time subjected by any person as a result of its compliance with the previous sentence. The provisions of this paragraph shall survive Closing.

      10.2 Representations and Warranties. Seller makes the following representations and warranties and agrees that Purchaser's obligations under this Agreement are conditioned upon the truth and accuracy of such representations and warranties, both as of this date and as of the date of the
Closing:




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



      (a) Seller has the corporate power and authority to enter into this Agreement and convey the Property to Purchaser.

      (b) To the best of Seller's knowledge, Seller has received no notice of any material existing, pending or threatened litigation, administrative proceeding or condemnation or sale in lieu thereof, with respect to any portion of the Real Property, except as noted on Exhibit H attached hereto.

      (c) Except for those tenants and licensees in possession of the Real Property under written leases or license agreements for space in the Real Property, as shown in the Rent Roll, to the best of Seller's knowledge there are no parties in possession of, or claiming any possession to, any portion of the Real Property as lessees, tenants at sufferance, licensees, trespassers or otherwise.

      (d) The updated Rent Roll for the Real Property, which shall be delivered at the Closing, will be true, correct and complete as of the date set forth thereon; no tenant will be entitled to any rebates, rent concessions, or free rent (other than as reflected in said Rent Roll) and no rents due under any of the tenant or other leases will have been assigned, hypothecated, or encumbered, to any party except pursuant to documents to be released at Closing.

      (e) There are no attachments or executions affecting the Property, general assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy, pending or, to the best of Seller's knowledge, threatened against Seller.

      10.3 Seller's Knowledge. Whenever the term "to the best of Seller's knowledge" is used in this Agreement or in any representations and warranties given to Purchaser at Closing, such knowledge shall be the actual knowledge of Ivy Freedman and Mark Korinek (the "Key Personnel"), the personnel assigned to



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



the Real Property by CIGNA Investments, Inc., authorized agent for Seller, after review of the files of CIGNA Investments, Inc. and inquiry of Seller's property manager. Seller shall have no duty to conduct any further inquiry in making any such representations and warranties, and no knowledge of any other person shall be imputed to the Key Personnel.

      10.4 Survival.  All  representations  and warranties  contained in Section
10.2 will survive the Closing of this transaction (but only as to the status of facts as they exist as of the Closing, it being understood that Seller makes no representations or warranties which would apply to changes or other matters occurring after the Closing), but shall expire on the date one year from the date of Closing, and no action on such representations and warranties may be commenced after such expiration.

                                   Article XI.
                               Liability of Seller

      Neither Seller nor any independent property manager which Seller has hired to manage the Property shall, by entering into this Agreement, become liable for any costs or expenses incurred by Purchaser subsequent to the date of Closing, including any labor performed on, or materials furnished to, the Real Property, or for any leasing commissions or other fees or commissions due for renewals or extensions of existing leases or otherwise, or for compliance with any laws, requirements or regulations of, or taxes, assessments or other charges thereafter due to any governmental authority, or for any other charges or expenses whatsoever pertaining to the Property or to the ownership, title, possession, use, or occupancy of the Property, whether or not such costs and expenses were incurred pursuant to obligations of Purchaser under this Agreement (including, without limitation, any costs of compliance with presently-existing and future environmental laws, any environmental remediation costs, and any costs of, or awards of damages for, damage to the environment, to natural resources, or to any third party, it being the intent



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



of this Agreement, as between Purchaser and Seller, to shift all such liability to Purchaser, except for any liability of Seller under the provisions of Article X hereof or under the Environmental Agreement), and Purchaser hereby agrees to defend, indemnify and hold Seller and any independent property manager hired by Seller, harmless from any such liability for such costs and expenses. Nothing herein shall negate any liability of Seller, if any, which arises under the provisions of the Assignment and Assumption of Leases and Security Deposits. The provisions of this Article XI shall survive closing.

                                  Article XII.
                                   Assignment

      This Agreement may not be assigned or transferred by Purchaser without prior written consent of Seller. No assignment shall relieve Purchaser of any of its obligations under this Agreement.

                                  Article XIII.
                                     Notices

      All notices hereunder or required by law shall be sent via United States Mail, postage prepaid, certified mail, return receipt requested, or via any nationally recognized commercial overnight carrier with provisions for receipt, addressed to the parties hereto at their respective addresses set forth below or as they have theretofore specified by written notice delivered in accordance herewith:

PURCHASER:              RRC Acquisitions, Inc.
                        121 West Forsyth Street
                        Suite 200
                        Jacksonville, FL  32202

with a copy to:         Ulmer, Murchison, Ashby & Taylor
                        200 West Forsyth Street
                        Suite 1600
                        Jacksonville, FL  32202
                        Attn:  William E. Scheu, Esq.



RE\CBH\WELLEBY\AGRP&S.008  (04-11-96)                                Page 21

SELLER:                 Connecticut General Life Insurance Company, on behalf
                            of its Separate Account R
                           c/o CIGNA Investments, Inc.
                        900 Cottage Grove Road
                        Hartford, CT  06152-2313
                        Attn:   Ivy Freedman, S-313

with a copy to:         CIGNA Corporation
                            Investment Law Department
                        900 Cottage Grove Road
                        Hartford, CT  06152-2215
                        Attn:  Mortgage and Real Estate Group, S-215A


Delivery will be deemed complete upon actual receipt or refusal to accept delivery.

                                  Article XIV.
                                    Expenses

      Seller shall pay its own attorney's fees and any transfer tax. Purchaser shall pay all of Purchaser's attorneys' fees and expenses, recording charges, sales taxes, the Title Company's escrow fee, any Title Policy premium and the cost of the Survey, notwithstanding any local practice to the contrary.

                                   Article XV.
                                  Miscellaneous

      15.1 Successors and Assigns. All the terms and conditions of this Agreement are hereby made binding upon the executors, heirs, administrators, successors and permitted assigns of both parties hereto.

      15.2 Gender. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.




RE\CBH\WELLEBY\AGRP&S.008  (04-11-96)                                Page 22

      15.3 Captions. The captions in this Agreement are inserted only for the purpose of convenient reference and in no way define, limit or prescribe the scope or intent of this Agreement or any part hereof.

      15.4 Construction. No provision of this Agreement shall be construed by any Court or other judicial authority against any party hereto by reason of such party's being deemed to have drafted or structured such provisions.

      15.5 Entire Agreement. This Agreement constitutes the entire contract between the parties hereto and there are no other oral or written promises, conditions, representations, understandings or terms of any kind as conditions or inducements to the execution hereof and none have been relied upon by either party.

      15.6 Recording. The parties agree that this Agreement shall not be recorded. If Purchaser causes this Agreement or any notice or memorandum thereof to be recorded, this Agreement shall be null and void at the option of the Seller.

      15.7 No Continuance. Purchaser acknowledges that there shall be no assignment, transfer or continuance of any of Seller's insurance coverage or of the property management contract.

      15.8  Time of Essence.  Time is of the essence in this transaction.

      15.9 Original Document. This Agreement may be executed by both parties in counterparts in which event each shall be deemed an original.

      15.10 Governing Law. This Agreement shall be construed, and the rights and obligations of Seller and Purchaser hereunder, shall be determined in accordance with the laws of the State of Florida.




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



      15.11 Acceptance of Offer. This Agreement constitutes Seller's offer to sell to Purchaser on the terms set forth herein and must be accepted by Purchaser by signing three copies hereof and returning them to Seller no later than April 15, 1996. If Purchaser has not accepted this Agreement by such date, then this Agreement and the offer represented hereby shall automatically be revoked and shall be of no further force or effect.

      15.12 Confidentiality. Purchaser and Seller agree that all documents and information concerning the Property delivered to Purchaser, the subject matter of this Agreement, and all negotiations will remain confidential. Purchaser and Seller will disclose such information only to those parties required to know it, including, without limitation, employees of either of the parties, consultants and attorneys engaged by either of the parties, and prospective or existing investors and lenders.

      15.13 Surviving Covenants. Notwithstanding any provisions hereof to the contrary, the provisions of the second paragraph of Section 6.2 hereof and the provisions of Article IX and Section 15.15 hereof (collectively, the "Surviving Covenants") shall survive the Closing and any termination of this Agreement.

      15.14 Approval. Seller's obligation to perform its duties hereunder is contingent upon approval of the transaction by all required boards and committees in accordance with the standard policies and procedures of CIGNA Investments, Inc. Seller will seek such approvals during the period commencing on the Effective Date hereof to and including April 15, 1996, and will notify Purchaser promptly of the decision of such boards and committees. If the transaction is not approved, then Seller may terminate this Agreement by giving notice thereof to Purchaser, whereupon the Deposit shall be returned to Purchaser and neither party shall have any further rights or duties hereunder except for the Surviving Covenants.




RE\CBH\WELLEBY\AGRP&S.008  (04-11-96)                                Page 24

      15.15 ERISA. Connecticut General Life Insurance Company will enter into this transaction of behalf of its Separate Account R. "Separate Account R" is a separate account as defined in Section 3(17) of the Employee Retirement Income Security Act of 1974. Under ERISA and under United States Department of Labor Prohibited Transaction Class Exemption 90-1, CGLIC is prohibited from entering into transactions with certain classes of parties ("parties in interest") with respect to any participant in Separate Account R holding an interest in excess of 10%. As of the date hereof, the only applicable participants in Separate Account R are the U.S. Pension Plan of CIGNA Corporation and Affiliated Companies, and the Trustee of the United Nations Joint Staff Pension Fund (the "10% Plans"). In order to assist Seller in determining that Seller is not engaging in a prohibited transaction under ERISA by entering into this Agreement, Purchaser hereby represents to Seller that Purchaser is not a "party-in-interest" to the 10% Plans, as defined in Section 3(14) of ERISA.

Notwithstanding that the deed will be conveyed in the name "Connecticut General Life Insurance Company", only the assets of Separate Account R shall be bound for the obligations of Seller hereunder and thereunder and no resort shall be had to any other assets of Connecticut General Life Insurance Company. The provisions of this Section 15.15 shall survive the Closing and any termination of this Agreement.

      15.16 Radon Gas. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.




RE\CBH\WELLEBY\AGRP&S.008  (04-11-96)                                Page 25

      EXECUTED BY PURCHASER this _____ day of __________________, 1996.

WITNESSES:                          PURCHASER:

                                    RRC ACQUISITIONS, INC., a Florida
                                   corporation
- ---------------------------

___________________________         By:  _____________________________________
                                         Name:
                                         Title:
[signatures continued on next page]


     EXECUTED BY SELLER this _____ day of _________________, 1996.


WITNESSES:                          SELLER:

                                    CONNECTICUT GENERAL LIFE INSURANCE
                                    COMPANY, a Connecticut corporation, on
                                    behalf of its Separate Account R


___________________________         By:  CIGNA Investments, Inc.


___________________________              By:  ________________________________
                                              Name:
                                              Title:



Receipt of original copies of this Agreement executed by Seller and Purchaser is acknowledged this ____ day of ________________, 1996.


                                    TITLE COMPANY:


                                    CHICAGO TITLE INSURANCE COMPANY


                                    By:  ____________________________________
                                         Name:
                                         Title





Executed for purposes of being bound by Section 6.2 hereof.


REGENCY REALTY CORPORATION,         WITNESSES:
a Florida corporation


By:_________________________        _______________________________________
   Name:
   Title:                           _______________________________________



RE\CBH\WELLEBY\AGRP&S.008  (04-11-96)                                Page 26

                         AGREEMENT OF PURCHASE AND SALE


                                     BETWEEN


                  CONNECTICUT GENERAL LIFE INSURANCE COMPANY,
                  ON BEHALF OF ITS SEPARATE ACCOUNT R, SELLER


                                       AND


                        RRC ACQUISITIONS, INC., PURCHASER

                                TABLE OF CONTENTS



                                                                            PAGE



      Article 1     Property............................................  1

      Article 2     Purchase Price and Deposits.........................  1

      Article 3     Failure to Close....................................  3
         3.1        Purchaser's Default.................................  3
         3.2        Seller's Default....................................  3

      Article 4     Closing and Transfer of Title.......................  3
         4.1        Closing.............................................  3
         4.2        Closing Procedure...................................  4
         4.3        Purchaser's Performance.............................  6
         4.4        Evidence of Authority; Miscellaneous................  7

      Article 5     Prorations of Rents, Taxes, Etc.....................  7

      Article 6     Purchaser Inspections and Contingencies.............  9
         6.1        Document Inspection.................................  9
         6.2        Physical Inspection................................. 10
         6.3        Feasibility Period.................................. 11
         6.4        Survey Contingency.................................. 11
         6.5        Title Contingency................................... 13

      Article 7     Loss due to Casualty or Condemnation................ 14
         7.1        Loss due to Condemnation............................ 14
         7.2        Loss due to Casualty................................ 15

      Article 8     Maintenance of the Property......................... 16

      Article 9     Broker.............................................. 17

      Article 10    Representations and Warranties...................... 17
         10.1       Limitations on Representations and Warranties....... 17
         10.2       Representations and Warranties...................... 18
         10.3       Seller's Knowledge.................................. 19
         10.4       Survival............................................ 20

      Article 11    Liability of Seller................................. 20

      Article 12    Assignment.......................................... 21

      Article 13    Notices............................................. 21

      Article 14    Expenses............................................ 22

                                                                        PAGE


      Article 15    Miscellaneous....................................... 22
         15.1       Successors and Assigns.............................. 22
         15.2       Gender.............................................. 22
         15.3       Captions............................................ 23
         15.4       Construction........................................ 23
         15.5       Entire Agreement.................................... 23
         15.6       Recording........................................... 23
         15.7       No Continuance...................................... 23
         15.8       Time of Essence..................................... 23
         15.9       Original Document................................... 23
         15.10      Governing Law....................................... 23
         15.11      Acceptance of Offer................................. 24
         15.12      Confidentiality..................................... 24
         15.13      Surviving Covenants................................. 24
         15.14      Approval............................................ 24
         15.15      ERISA............................................... 25
         15.16      Radon Gas........................................... 25

                    Exhibit A - Description of Land Exhibit B - Rent Roll Exhibit C - Special Warranty Deed Exhibit D - Bill of Sale Exhibit E - Assignment of Leases Exhibit F - Indemnification Agreement Exhibit G - Form of Seller's Affidavit of
                                  Non-Foreign Status
                    Exhibit H - Pending Material Litigation
                    Exhibit I - Form of Estoppel
                    Exhibit J - Form of Environmental Agreement

                                    EXHIBIT A

                                       TO

                         AGREEMENT OF PURCHASE AND SALE


                               Description of Land


     All of WELLEBY PLAZA, a plat according to the plat thereof, as recorded in Plat Book 109, at Page 47, of the Public Records of Broward County, Florida.

                                    EXHIBIT B

                                       TO

                         AGREEMENT OF PURCHASE AND SALE


                                    Rent Roll


                       [The Rent Roll follows this page.]

                                    EXHIBIT C

                                       TO

                         AGREEMENT OF PURCHASE AND SALE


                              Special Warranty Deed



            [The form of Special Warranty Deed follows this page.]

                              SPECIAL WARRANTY DEED


STATE OF FLORIDA      )
                      )
COUNTY OF ____________)



Connecticut General Life Insurance Company, a Connecticut corporation (herein referred to as "Grantor"), for and in consideration of the sum of Ten Dollars ($10.00) in hand paid to Grantor by RRC Acquisitions, Inc., a Florida corporation (herein referred to as "Grantee"), whose mailing address is __________________________________, ____________________________, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has GRANTED, SOLD and CONVEYED, and by these presents does GRANT, SELL and CONVEY unto Grantee that certain tract of real property located in the county referenced above, as more particularly described on Exhibit A attached hereto, incorporated herein and made a part hereof for all purposes, together with (a) all buildings and other improvements owned by Grantor affixed thereto and (b) all and singular any rights and appurtenances of Grantor pertaining thereto, including, without limitation, any right, title and interest of Grantor (but without warranty whether statutory, express or implied) in and to (i) any and all rights-of-way within, across, adjoining, adjacent, abutting or contiguous to said real property and/or any part thereof, (ii) any and all licenses, utilities, sewage treatment and/or water capacity or reservations, condemnation awards and/or awards made in lieu thereof and/or any damages related thereto, reservations, reversionary interests and reminders related to and/or arising out of said real property and/or any part thereof and (iii) each and every other right, privilege, hereditament and appurtenance in any way or manner incident and/or appertaining to said real property and/or any part thereof (said real property together with any and all of such related improvements, rights and appurtenances being herein collectively referred to as the "Property").

     TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereto in anywise belonging, unto Grantee, and Grantee's successors and assigns forever, subject to the matters herein stated; and Grantor does hereby bind itself and its successors and assigns to WARRANT AND FOREVER DEFEND all and singular the Property unto Grantee, and Grantee's successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under Grantor but not otherwise; provided that this conveyance and the warranty of Grantor herein contained are subject to (a) any and all the matters of record, (b) any and all matters which an accurate survey of the Property would reveal, and (c) any and all leases, ground leases or licenses of space covering or affecting all or any portion of the Property and the rights of tenants and licensees thereunder.

     EXECUTED this ______ day of _______________________, 1996.


                                               GRANTOR:



[To be executed with formalities required for recording in the state where the Property is located].

                                    EXHIBIT D

                                       TO

                         AGREEMENT OF PURCHASE AND SALE


                                  Bill of Sale



                 [The form of Bill of Sale follows this page.]

                       BILL OF SALE AND GENERAL ASSIGNMENT



STATE                         OF ____________________) )
COUNTY OF ____________________)


     Concurrently with the execution and delivery hereof, Connecticut General Life Insurance Company, a Connecticut corporation ("Assignor"), is conveying to RRC Acquisitions, Inc., a Florida corporation ("Assignee"), by Special Warranty Deed (the "Deed"), that certain tract of land together with the improvements thereon (the "Property") lying and being situated in Broward County, Florida and being more particularly described in Exhibit A, attached hereto and made a part hereof.

     It is the desire of Assignor to hereby assign, transfer, set over and deliver to Assignee all furnishings, fixtures, fittings, appliances, apparatus, equipment, machinery and other items of personal property, if any, affixed or attached to, or placed or situated upon, the Property, except those not owned by Assignor and any and all other incidental rights and appurtenances relating thereto, all as more fully described below (such properties being collectively called the "Assigned Properties").

     NOW, THEREFORE, in consideration of the receipt of Ten Dollars ($10.00) and other good and valuable consideration in hand paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged and confessed by Assignor, Assignor does hereby ASSIGN, TRANSFER, SET OVER and DELIVER to Assignee, its successors and assigns, all of the Assigned Properties, without warranty (whether statutory, express or implied), including, without limitation the following:

     1. All furnishings, fittings, equipment, appliances, apparatus, machinery fixtures and all other personal property of every kind and character (both tangible and intangible), if any, owned by Assignor and located in or on the Property;

     2. All of Assignor's interest in and to all use, occupancy, building and operating permits, licenses and approvals, if any, issued from time to time with respect to the Property or the Assigned Properties;

     3. All of Assignor's interest in and to all maintenance, service and supply contracts, if any, relating to the Property or the Assigned Properties (to the full extent same are assignable);

     4. All of Assignor's interest in and to all existing and assignable guaranties and warranties (express or implied), if any, issued in connection with the construction, alteration and repair of the Property and/or the purchase, installation and the repair of the Assigned Properties;

     5. All rights which Assignor may have to use any names commonly used in connection with the Property, if any; and

     6. All rights, which Assignor may have, if any, in and to any tenant data, telephone numbers and listings, all master keys and keys to common areas, all good will, if any, and any and all other rights, privileges and appurtenances owned by Assignor and related to or used in connection with the existing business operation of the Property.

     TO HAVE AND TO HOLD the Assigned Properties, subject as aforesaid, unto Assignee, its successors and assigns, to WARRANT AND FOREVER DEFEND, all and singular, title to the Assigned Properties unto Assignee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same, or any part thereof, by, through or under Assignor, but not otherwise, subject to all terms and provisions hereof and subject to the same permitted encumbrances in that certain Special Warranty Deed of even date herewith from Assignor to Assignee.

                       BILL OF SALE AND GENERAL ASSIGNMENT
                                   (Continued)





     ASSIGNOR MAKES NO REPRESENTATIONS OR WARRANTIES AS TO THE PHYSICAL CONDITION OF THE PROPERTY OR THE ASSIGNED PROPERTIES OR THE SUITABILITY THEREOF FOR ANY PURPOSE THAT ASSIGNEE MAY DESIRE TO USE IT. ASSIGNOR HEREBY EXPRESSLY DISCLAIMS ANY WARRANTIES AS TO MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE AND ANY OTHER WARRANTIES OR REPRESENTATIONS AS TO THE PHYSICAL CONDITION OF THE ASSIGNED PROPERTIES. ASSIGNEE ACKNOWLEDGES AND AGREES THAT IT HAS INSPECTED THE ASSIGNED PROPERTIES AND ACCEPTS SAME IN THEIR PRESENT CONDITION, "AS IS" AND "WITH ALL FAULTS."

     Assignor on behalf of itself and its successors and assigns does hereby agree to indemnify and hold Assignee, its successors and assigns, harmless from all obligations accruing under the maintenance, service and supply contract assigned hereby and any liabilities arising thereunder, prior to the date hereof but not thereafter. Notwithstanding the foregoing and that the Deed and this Bill of Sale are being conveyed by "Connecticut General Life Insurance Company", Assignee acknowledges and agrees that only the assets of "Separate Account R", a separate account as defined in Section 3(17) of the Employee Retirement Income Security Act of 1974, shall be bound for the obligations of Assignor thereunder and hereunder and no resort shall be had to any other assets of Connecticut General Life Insurance Company.

     Assignee on behalf of itself, its successors and assigns, hereby agrees to assume and perform all obligations accruing under the maintenance, service and supply contracts from and after the date hereof, and Assignee on behalf of itself, its successors and assigns does hereby agree to indemnify and hold Assignor, its successors and assigns, harmless from all such obligations and any liabilities arising thereunder from and after the date hereof.

     This document may be executed in any number of counterparts, each of which may be executed by any one or more of the parties hereto, but all of which shall constitute one instrument, and shall be binding and effective when all parties hereto have executed at least one counterpart.

     IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed as of the _____ day of _______________________, 1996.



                                    ASSIGNOR:

                                    CONNECTICUT GENERAL LIFE INSURANCE
                                    COMPANY, a Connecticut corporation

                                    By:   CIGNA Investments, Inc.


                                          By:   ______________________________
                                                Name:
                                                Title:


                                    ASSIGNEE:

                                    RRC ACQUISITIONS, INC., a Florida
                                   corporation


                                    By:  ________________________________
                                         Name:
                                         Title:

                                    EXHIBIT E

                                       TO

                         AGREEMENT OF PURCHASE AND SALE


                              Assignment of Leases



             [The form of Assignment of Leases follows this page.]

                          ASSIGNMENT AND ASSUMPTION OF
                          LEASES AND SECURITY DEPOSITS



STATE                         OF ____________________) )
COUNTY OF ____________________)


     This agreement is executed as of the _____ day of ________________, 1996, by Connecticut General Life Insurance Company, a Connecticut corporation ("Seller"), and RRC Acquisitions, Inc., a Florida corporation ("Purchaser").

     Purchaser is this day purchasing from Seller and Seller is conveying to Purchaser the real property described on Exhibit A attached hereto and made a part hereof together with all improvements thereon and appurtenances thereto (herein called the "Property"). The Property is occupied by various tenants
(herein called the "Tenants") claiming under written space leases listed and described on Exhibit B attached hereto and made a part hereof (the "Lease"). Seller has required certain of the Tenants to pay and has collected from such Tenants a security or other deposit, a list of which deposits and the Tenants from whom the deposits were collected being set forth on Exhibit B attached hereto and made a part hereof (herein the total of all such deposits are referred to as the "Security Deposits"). Seller desires to transfer and assign all of Seller's right, title and interest in and to (i) the Leases and (ii) the Security Deposits not heretofore forfeited, credited or returned to the Tenants.

     NOW, THEREFORE in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby transfers and assigns to Purchaser all right, title and interest of Seller in and to (i) the Leases and (ii) the Security Deposits paid to and held by Seller which have not been heretofore forfeited, credited or returned to the Tenants, which Security Deposits hereby assigned are in the amounts as set forth on Exhibit B attached hereto.

     Seller on behalf of itself, its successors and assigns does hereby agree to indemnify and hold Purchaser, its successors and assigns, harmless from and against all liabilities arising under the Leases prior to the date hereof but not thereafter, provided, however, that the foregoing indemnity shall not imply any warranty or indemnity with respect to compliance with environmental and land use laws or the use, generation or disposal of hazardous materials, such matters being governed solely by the terms of that certain Agreement of Purchase and Sale between Seller and Purchaser having an Effective Date (as defined therein) of _________________________, 1996. Notwithstanding that this Agreement is being conveyed by "Connecticut General Life Insurance Company", Purchaser acknowledges and agrees that only the assets of "Separate Account R", a separate account as defined in Section 3(17) of the Employee Retirement Income Security Act of 1974, shall be bound for the obligations of Seller hereunder and no resort shall be had to any other assets of Connecticut General Life Insurance Company.

     Purchaser on behalf of itself, its successors and assigns does hereby agree to indemnify and hold Seller, its successors and assigns harmless from all liabilities arising under the Leases from and after the date hereof; provided, however, Purchaser shall not be liable under this indemnity for or with respect to any inaccuracies set forth in Exhibit B.

     Purchaser hereby assumes all obligations (i) of the landlord under the Leases arising from and after the date hereof and (ii) under the Leases to pay or account for the Security Deposits hereby transferred to Purchaser.

     It is specifically agreed that Seller does not hereby transfer or assign to Purchaser and Purchaser does not hereby assume liability for, any deposits other than as set forth on Exhibit B.

                          ASSIGNMENT AND ASSUMPTION OF
                   LEASES AND SECURITY DEPOSITS (Continued)




     This document may be executed in any number of counterparts, each of which may be executed by any one or more of the parties hereto, but all of which shall constitute one instrument, and shall be binding and effective when all parties hereto have executed at least one counterpart.

     The terms and provisions of this agreement shall be binding upon and inure to the benefit of the respective parties hereto and their respective successors and assigns.

     EXECUTED as of the day and year first written above.


WITNESSES:                          PURCHASER:

                                    RRC ACQUISITIONS, INC., a Florida
                                   corporation
- ---------------------------

___________________________         By:  _____________________________________
                                         Name:
                                         Title:



     EXECUTED BY SELLER this _____ day of _____________, 1996.


WITNESSES:                          SELLER:

                                    CONNECTICUT GENERAL LIFE INSURANCE
                                    COMPANY, a Connecticut corporation


___________________________         By:  CIGNA Investments, Inc.


___________________________              By:  ________________________________
                                              Name:
                                              Title:

                                    EXHIBIT F

                                       TO

                         AGREEMENT OF PURCHASE AND SALE


                            Indemnification Agreement



          [The form of Indemnification Agreement follows this page.]

                            INDEMNIFICATION AGREEMENT



STATE                         OF ____________________) )
COUNTY OF ____________________)


     Concurrently with the execution and delivery hereof, Connecticut General Life Insurance Company, a Connecticut corporation, on behalf of its Separate Account R ("Seller"), is conveying to RRC Acquisitions, Inc., a Florida corporation ("Purchaser"), by Special Warranty Deed, that certain tract of land together with the improvements thereon (the "Property"), lying and being situated in Broward County, Florida and being more particularly described on Exhibit A attached hereto and made a part hereof. It is the desire of Seller and Purchaser to deliver a mutual cross-indemnification pertaining to the expenses relating to the ownership, management and operation of the Property.

     NOW, THEREFORE, in consideration of the receipt of Ten Dollars ($10.00) and other good and valuable consideration in hand paid, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller hereby agree as follows:

     1. Seller on behalf of itself and its successors and assigns does hereby agree to indemnify and hold Purchaser, its successors and assigns, harmless from and against all costs, charges and expenses related to the ownership, management and operation of the Property prior to the date hereof but not thereafter.

     2. Purchaser on behalf of itself, its successors and assigns does hereby agree to indemnify and hold Seller, its successors and assigns, harmless from and against all costs, charges and expenses relating to the ownership, management and operation of the Property from and after the date hereof.

     The foregoing indemnities shall not imply any warranties or indemnities with respect to compliance with environmental and land use laws or disposal of hazardous materials, such matters being governed solely by the terms of that certain Agreement of Purchase and Sale between Seller and Purchaser having an Effective Date (as defined therein) of __________________, 1996.

     This document may be executed in any number of counterparts, each of which may be executed by and one or more of the parties hereto, but all of which shall constitute one instrument, and shall be binding and effective when all parties hereto have executed at least one counterpart.

     IN WITNESS WHEREOF, Purchaser and Seller have caused this Agreement to be executed as of the ______ day of ____________________, 1996.



WITNESSES:                          PURCHASER:

                                    RRC ACQUISITIONS, INC., a Florida
                                   corporation
- ---------------------------

___________________________         By:  _____________________________________
                                         Name:
                                         Title:


     EXECUTED BY SELLER this _____ day of __________, 1996.


WITNESSES:                          SELLER:

                                    CONNECTICUT GENERAL LIFE INSURANCE
                                    COMPANY, a Connecticut corporation, on
                                    behalf of its Separate Account R


___________________________         By:  CIGNA Investments, Inc.


___________________________              By:  ________________________________
                                              Name:
                                              Title:

                                    EXHIBIT G

                                       TO

                         AGREEMENT OF PURCHASE AND SALE


               Form of Seller's Affidavit of Non-Foreign Status



STATE OF CONNECTICUT)
                    )  (insert date)
COUNTY OF HARTFORD  )


     I,   ____________________________,   as  _______________________  of  CIGNA
Investments, Inc., authorized agent of Connecticut General Life Insurance Company ("Connecticut General"), being duly authorized to make this affidavit on behalf of Connecticut General and being duly sworn, do depose and say, that:

     1.    Connecticut General's taxpayer identification number is
- --------------------.

     2.  Connecticut  General is not a "foreign  person"  within the  meaning of
Section 1445(f)(3), of the Internal Revenue Code of 1954 (the "Code"), as amended; and RRC Acquisitions, Inc.("Buyer") is not required, pursuant to
Section 1445 of the Code, to withhold ten percent (10%) of the amount realized by Connecticut General, on behalf of its Separate Account R, on the disposition of the Property to Buyer.

     3. I understand that I am making this Affidavit under penalty or perjury pursuant to the requirements of Section 1445 of the Code.

                                    CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                                    By:    CIGNA Investments, Inc.


                                           By:   _____________________________
                                                 Name:
                                                 Title:



SWORN TO and subscribed before me this ______ day of _______________, 1996.


                                    ------------------------------------------
                                    Notary Public
                                    My Commission Expires:

                                    EXHIBIT H

                                       TO

                         AGREEMENT OF PURCHASE AND SALE


                           Pending Material Litigation



None.

                                    EXHIBIT I

                                       TO

                         AGREEMENT OF PURCHASE AND SALE


                                Form of Estoppel

                                    EXHIBIT J

                                       TO

                         AGREEMENT OF PURCHASE AND SALE


                         Form of Environmental Agreement